Exhibit 99.1

Agree Realty Announces Record 2016 Investment Activity And Provides 2017 Guidance

BLOOMFIELD HILLS, Mich., Jan. 5, 2017 /PRNewswire/ -- Agree Realty Corporation (NYSE: ADC) (the "Company") today announced a summary of its record investment activity in 2016 and provided acquisition and disposition guidance for 2017.

Total real estate investment activity for 2016, inclusive of acquisition, development and Partner Capital Solutions ("PCS") projects completed or currently under construction, amounted to a record of $333.8 million. The properties are net leased to 58 industry-leading retail tenants operating across 24 sectors and are located in 30 states.

During the twelve months ended December 31, 2016, the Company acquired 82 retail net lease properties for total acquisition volume of approximately $295.8 million. The acquisitions were completed at a weighted-average cap rate of 7.8% and with a weighted average remaining lease term of 10.7 years.

The Company's outlook for acquisition volume in 2017, which assumes continued growth in economic activity, moderate interest rate growth, positive business trends and other significant assumptions, is between $200 million and $225 million of retail net lease properties. The Company's disposition guidance for 2017 is between $20 million and $50 million.

"We're very pleased with the Company's record investment activity in 2016," said Joey Agree, President and Chief Executive Officer of Agree Realty Corporation. "Our team did a terrific job executing on our operating strategy and maintaining discipline while uncovering unique opportunities across all three of our external growth platforms. Our investment volume exceeded our expectations for the year, allowing us to grow our quarterly common dividend by 6.5% in 2016. Our distinct capabilities and fortified balance sheet put our Company in a strong position to continue executing our plan in the upcoming year."

About Agree Realty Corporation

Agree Realty Corporation is a publicly traded real estate investment trust primarily engaged in the acquisition and development of properties net leased to industry-leading retail tenants. The Company currently owns and operates a portfolio of 365 properties, located in 43 states and containing approximately 7.0 million square feet of gross leasable space. The common stock of Agree Realty Corporation is listed on the New York Stock Exchange under the symbol "ADC". For additional information, please visit www.agreerealty.com.

This press release contains certain "forward-looking" statements relating to, among other things, projected financial and operating results. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," "forecast," "continue," "plan" or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to factors described in greater detail in the Company's filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. All information in this press release is as of January 5, 2017. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company's expectations or assumptions.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of the Company's SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company's website at www.agreerealty.com.

CONTACT: Matthew M. Partridge, Chief Financial Officer, Agree Realty Corporation, (248) 737-4190